EXHIBIT 99.1

WidePoint Acquires IT Authorities, a Leading Provider of Comprehensive IT as a Service (ITaaS)

•	Accretive Acquisition Expected to Provide Incremental Value by Adding Profitable Revenue, Increasing Capabilities, Broadening Footprint in the Commercial Sector, and Representing Strategic Upsell and Cross-sell Opportunities
•	Conference Call Scheduled for Today, October 4th at 11:00 AM ET

Fairfax, VA – October 4, 2021 – WidePoint Corporation (NYSE American: WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Identity Management (IdM), Telecommunications Lifecycle Management, and Digital Billing & Analytics solutions, has acquired IT Authorities (ITA), a globally ranked Managed Service Provider (MSP), Managed Security Services Provider (MSSP), and Cloud Services Provider (CSP).

IT Authorities Overview

Based in Tampa, Florida, ITA is an award-winning provider of comprehensive information technology (IT) as a service offerings, including cybersecurity, cloud, network operations, and professional services. Since 2002, ITA has been transforming organizations through technology, applying IT strategy and innovation to meet the needs of small and mid-sized enterprises. The company’s growing customer base spans 110 clients across a range of industries throughout North America.

ITA has received the prestigious Inc. 5000 Fastest Growing Company in America award seven times and has been recognized as one of the “Best Places to Work/Best Companies to Work For” more than 10 times. ITA consistently ranks among the Top 500 MSPs in the World by Channel Futures.

Acquisition Summary and Rationale

•	Enhances WidePoint’s expertise in delivering ITaaS solutions to existing and prospective customers.

•	Expands WidePoint’s footprint and presence in the bourgeoning commercial enterprise sector, especially with small and mid-sized businesses.

•	Provides meaningful cross-sell opportunities, including layering on WidePoint’s Identity Management solution on top of ITA’s managed cybersecurity offerings.

•	Offers significant upsell opportunities to sell WidePoint’s Identity Management (IdMaaS) offering to ITA’s customer base.

•	Acquisition is expected to be accretive to WidePoint’s operating results, excluding customary acquisition-related expenses.

Under the terms of the agreement, WidePoint acquired substantially all the assets of ITA. Additional details of the acquisition, including transaction terms and consideration will be filed on Form 8-K with the Securities and Exchange Commission and available here.

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Management Commentary

“After a meticulous screening period, we found the ideal company in ITA because it adds accretive value across all facets of our business,” said Jin Kang, WidePoint CEO. “With the rapidly growing managed services, cloud, and cybersecurity markets poised for explosive growth, ITA significantly strengthens our footprint within each growth market. From a sales standpoint, the acquisition offers a multitude of cross-sell and upsell synergies within IT operations, Identity Management, partnerships with Microsoft and more that we can leverage by offering our combined customer base an even more robust portfolio of services and solutions. In addition to benefitting from ITA’s high margin, recurring, managed services revenue, we are able to immediately tap into their expanding commercial SMB customer base with our enhanced offerings.

“We have already begun collaborating on sales opportunities with ITA, which we believe will translate to executed deals in the coming months. In conjunction with the immediate financial and sales benefits we’re already seeing, our joint capabilities increase our value proposition in the market and correspondingly increases our chances of winning larger deals and contracts going forward. Additionally, ITA brings a very strong company culture and customer service, as proven by the plethora of corporate awards they’ve won, which is something that is overlooked and being phased out nowadays by technology companies within the professional services space. Overall, the accretive acquisition provides WidePoint with a more robust set of capabilities and technical synergies that will enable us to capture more market share in the bourgeoning managed services, cloud, and cybersecurity markets.”

Jason Caras, Co-founder and CEO of IT Authorities, added: “As IT managed services, cloud, security and professional services are more relevant than ever before, it is absolutely pivotal to have a reliable partner to ensure the viability of these capabilities. We deliberately sought out a partner that shared our passion for service leadership in addition to a partner with a compelling slate of complementary IT services that would make us the preeminent powerhouse. I am confident that WidePoint’s acquisition of IT Authorities and our combined offering of synergistic technologies, human capital, culture, and incremental customer base will help us deliver even greater value to customers in this growing market.”

Financial Outlook

For 2021, ITA management expects to report annualized revenue of approximately $10 million and adjusted EBITDA of approximately $1.5 million.

Transaction Advisors

Foley and Lardner LLP acted as legal advisor to WidePoint. Hyde Park Capital acted as financial advisor to ITA.

Acquisition Conference Call Information

WidePoint management will host the conference call to discuss the acquisition. Management’s prepared remarks will be followed by a question-and-answer period.

Toll Free: 888-506-0062

International: 973-528-0011

Entry Code: 592810

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Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through October 18, 2021.

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 43064

About the IT Authorities (ITA)

IT Authorities is an award-winning, globally ranked Managed Services Provider (MSP), Managed Security Services Provider (MSSP), and Cloud Services Provider (CSP) in operation since 2006. Headquartered in Tampa, Florida, IT Authorities serves clients in a wide range of industries across North America. For more information, visit itauthorities.com.

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading provider of Trusted Mobility Management (TM2) solutions, including Identity Management (IdM), secure Mobility Managed Services (MMS), Telecom Lifecycle Management, and Digital Billing & Analytics. For more information, visit widepoint.com.

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the ability to achieve expected benefits from the acquisition of ITA, including but not limited to the ability to achieve the financial outlook included herein, the impact of the COVID-19 pandemic on our business and operations; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expansion of services of existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to retain key personnel; and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Non-GAAP Financial Measures

WidePoint uses adjusted EBITDA as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

Investor Relations:

Gateway Investor Relations

Matt Glover or John Yi

949-574-3860

WYY@gatewayir.com

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